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                                                                   EXHIBIT 10.63

                      NON-QUALIFIED STOCK OPTION AGREEMENT

                                 PURSUANT TO THE

                                VECTOR GROUP LTD.
                          1998 LONG-TERM INCENTIVE PLAN

                                    * * * * *

OPTIONEE:  Ronald J. Bernstein

GRANT DATE:  October 26, 2000

PER SHARE EXERCISE PRICE:  $13.57

NUMBER OF OPTION SHARES SUBJECT TO THIS OPTION:  262,500


                                    * * * * *


         THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement"), dated as of the Grant Date specified above, is entered into by and between Vector Group Ltd. (formerly Brooke Group Ltd.), a Delaware corporation (the "Company"), and the Optionee specified above, pursuant to the Vector Group Ltd. 1998 Long-Term Incentive Plan, as in effect and as amended from time to time (the "Plan"); and

         WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the non-qualified stock option provided for herein to the Optionee (i) as an inducement to remain in the employment of the Company (and/or one of its Subsidiaries), and (ii) as an incentive for increased effort during such service;

         NOW, THEREFORE, in consideration of the mutual covenants and premises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

         1. INCORPORATION BY REFERENCE; PLAN DOCUMENT RECEIPT. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time if such amendments are expressly intended to apply to the grant of the option hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein.

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Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto under the Plan. The Optionee hereby acknowledges receipt of a true copy of the Plan and that the Optionee has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

         2. GRANT OF OPTION. The Company hereby grants to the Optionee, as of the Grant Date specified above, a non-qualified stock option (this "Option") to acquire from the Company at the Per Share Exercise Price specified above the aggregate number of shares of the Common Stock specified above (the "Option Shares"). This Option is not to be treated as (and is not intended to qualify
as) an incentive stock option within the meaning of Section 422 of the Code.

         3. CASH PAYMENTS EQUIVALENT TO DIVIDENDS. The Optionee shall not be entitled to receive a cash payment in respect of the Option Shares underlying this Option on any dividend payment date for the Common Stock.

         4. EXERCISE OF THIS OPTION.

                  4.1 Notwithstanding the provisions of Section 6.6 of the Plan, unless otherwise determined by the Committee, this Option shall become exercisable as to the aggregate number of shares of Common Stock underlying this Option, as determined on the Grant Date, as follows:

                  o 25%, on the second anniversary of the Grant Date, provided the Optionee is then employed by the Company and/or one of its Subsidiaries;

                  o 62.5%, on the third anniversary of the Grant Date, provided the Optionee is then employed by the Company and/or one of its Subsidiaries; and

                  o 100%, on the fourth anniversary of the Grant Date, provided the Optionee is then employed by the Company and/or one of its Subsidiaries.

However, any then unexercised portion of this Option shall immediately become exercisable upon the termination of the Optionee's employment with the Company and/or one of its Subsidiaries due to death or Disability.

                  4.2 Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, this Option shall expire and shall no longer be exercisable after the expiration of ten years from the Grant Date (the "Option Period").

                  4.3 In no event shall this Option be exercisable for a fractional share of Common Stock.


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         5. METHOD OF EXERCISE AND PAYMENT. This Option shall be exercised by the Optionee by delivering to the Secretary of the Company or his designated agent on any business day (the "Exercise Date") a written notice, in such manner and form as may be required by the Company, specifying the number of the Option Shares the Optionee then desires to acquire (the "Exercise Notice"). The Exercise Notice shall be accompanied by payment of the aggregate Per Share Exercise Price for such number of the Option Shares to be acquired upon such exercise. Such payment shall be made in the manner set forth in Section 6.5 of the Plan.

         6. TERMINATION. Unless otherwise determined by the Committee, this Option shall terminate and be of no force or effect in accordance with and to the extent provided by the terms and provisions of Section 11 of the Plan. In any event, this Option shall terminate upon the expiration of the Option Period.

         7. NON-TRANSFERABILITY. This Option, and any rights or interests therein, shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way at any time by the Optionee (or any beneficiary(ies) of the Optionee), other than by testamentary disposition by the Optionee or the laws of descent and distribution. This Option shall not be pledged, encumbered or otherwise hypothecated in any way at any time by the Optionee (or any beneficiary(ies) of the Optionee) and shall not be subject to execution, attachment or similar legal process. Any attempt to sell, exchange, pledge, transfer, assign, encumber or otherwise dispose of or hypothecate this Option, or the levy of any execution, attachment or similar legal process upon this Option, contrary to the terms of this Agreement and/or the Plan shall be null and void and without legal force or effect. This Option shall be exercisable during the Optionee's lifetime only by the Optionee.

         8. ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Board or the Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan; PROVIDED, HOWEVER, that no such modification or amendment shall materially adversely affect the rights of the Optionee under this Option without the consent of the Optionee. The Company shall give written notice to the Optionee of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof. This Agreement may also be modified or amended by a writing signed by both the Company and the Optionee.

         9. NOTICES. Any Exercise Notice or other notice which may be required or permitted under this Agreement shall be in writing, and shall be delivered in person or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows.

                  9.1 If such notice is to the Company, to the attention of the Secretary of Vector Group Ltd., 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131 or at such other address as the Company, by notice to the Optionee, shall designate in writing from time to time.



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                  9.2 If such notice is to the Optionee, at his or her address as shown on the Company's records, or at such other address as the Optionee, by notice to the Company, shall designate in writing from time to time.

         10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof.

         11. COMPLIANCE WITH LAWS. The issuance of this Option (and the Option Shares upon exercise of this Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue this Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements.

         12. BINDING AGREEMENT; ASSIGNMENT. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Optionee shall not assign any part of this Agreement without the prior express written consent of the Company.

         13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

         14. HEADINGS. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         15. FURTHER ASSURANCES. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

         16. SEVERABILITY. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.




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                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Optionee has hereunto set his hand, all as of the Grant Date specified above.

                                            VECTOR GROUP LTD.



                                            By:  /s/ RICHARD J. LAMPEN
                                               --------------------------------
                                                     Richard J. Lampen
                                                     Executive Vice President

                                            OPTIONEE:



                                            /s/ RONALD J. BERNSTEIN
                                            -----------------------------------
                                                     Ronald J. Bernstein



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